As filed with the Securities and Exchange Commission on December 27, 2006

                                                     Registration No. 333-50209
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           -------------------------
                                POST-EFFECTIVE
                                AMENDMENT NO. 4
                                      TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            -----------------------
                       THE MILLBURN WORLD RESOURCE TRUST
            (Exact name of registrant as specified in its charter)
       Delaware                         6221                         06-6415583
(State of Organization)   (Primary Standard Industrial            (IRS Employer
                           Classification Code Number)   Identification Number)
                      c/o Millburn Ridgefield Corporation
                            411 West Putnam Avenue
                         Greenwich, Connecticut 06830
                                (203) 625-7554
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             Steven M. Felsenthal
                      c/o Millburn Ridgefield Corporation
                            411 West Putnam Avenue
                         Greenwich, Connecticut 06830
                                (203) 625-7554
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           -------------------------

                                   Copy to:
                                James B. Biery
                               Sidley Austin LLP
                           One South Dearborn Street
                            Chicago, Illinois 60603
                           -------------------------

                       THE MILLBURN WORLD RESOURCE TRUST

                        Post-Effective Amendment No. 4


         The sole purpose of this Post-Effective Amendment is to deregister $51,719,860 of Units of Beneficial Interest which remained unsold following the termination of the offering of such Units pursuant to this Registration No. 333-50209.





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


                                  SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Greenwich in the State of Connecticut on the 27th day of December, 2006.

THE MILLBURN WORLD RESOURCE TRUST


By:  Millburn Ridgefield Corporation
     Managing Owner

By:  /s/ Gregg Buckbinder
     ---------------------------
     Gregg Buckbinder
     Senior Vice-President and
     Chief Operating Officer



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